Consent of Independent Certified Public Accountants

Executive Investors Trust
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No2018 to the Registration Statement on Form N-1A (File No. 33-10648) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of Executive Investors Trust, which are included in said Registration Statement.


                                              /s/Tait Weller & Baker


                                              TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998